QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION

        I, Mark J. Emkjer, President and Chief Executive Officer of Accelrys, Inc. (the "Company"), and I, David M. Sankaran, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

  (1)
  The Annual Report on Form 10-K of the Company for the year ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Report.

/s/ MARK J. EMKJER Mark J. Emkjer President and Chief Executive Officer
/s/ DAVID M. SANKARAN David M. Sankaran Senior Vice President and Chief Financial Officer
Date: June 10, 2005

This certification will not be deemed filed for purposes of section 18 of the Exchange Act or otherwise subject to the liability of that section. Likewise, irrespective of any general incorporation language contained in any such filing, such certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, whether made before or after the date of the Report, except to the extent the registrant expressly incorporates such certification by reference into such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.1
CERTIFICATION